                                                                     EXHIBIT 2.1



                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG:

                             DATAWORKS CORPORATION,
                            A CALIFORNIA CORPORATION;


                        DATAWORKS ACQUISITION SUB, INC.,
                           A DELAWARE CORPORATION; AND


                            INTERACTIVE GROUP, INC.,
                             A DELAWARE CORPORATION


                    -----------------------------------------

                            DATED AS OF JULY 31, 1997

                    -----------------------------------------

                                TABLE OF CONTENTS


                                                                                        PAGE
SECTION 1.     DESCRIPTION OF TRANSACTION................................................1

      1.1      Merger of Merger Sub into the Company.....................................1
      1.2      Effect of the Merger......................................................1
      1.3      Closing; Effective Time...................................................1
      1.4      Certificate of Incorporation and Bylaws; Directors and
               Officers..................................................................2
      1.5      Conversion of Shares......................................................2
      1.6      Closing of the Company's Transfer Books...................................3
      1.7      Exchange of Company Stock Certificates....................................4
      1.8      Tax Consequences..........................................................5
      1.9      Accounting Consequences...................................................5
      1.10     Further Action............................................................5

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................6

      2.1      Organization, Standing and Power..........................................6
      2.2      SEC Filings; Financial Statements.........................................6
      2.3      Disclosure................................................................7
      2.4      Absence of Certain Changes or Events......................................7
      2.5      Authority; Binding Nature of Agreement....................................7
      2.6      Non-Contravention; Consents...............................................8
      2.7      Accounting Matters........................................................8
      2.8      Vote Required.............................................................8
      2.9      Capitalization, Etc.......................................................8
      2.10     Fairness Opinion.........................................................10
      2.11     Approval of Voting Agreements and Option Agreement.......................10
      2.12     No Existing Discussions..................................................10
      2.13     Financial Advisor........................................................10

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND
               MERGER SUB...............................................................11

      3.1      Organization, Standing and Power.........................................11
      3.2      SEC Filings; Financial Statements........................................11
      3.3      Disclosure...............................................................12
      3.4      Absence of Certain Changes or Events.....................................12
      3.5      Authority; Binding Nature of Agreement...................................12
      3.6      Non-Contravention; Consents..............................................13
      3.7      Accounting Matters.......................................................13



                                       i.

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                       PAGE
      3.8      Vote Required............................................................13
      3.9      Capitalization, Etc......................................................13
      3.10     Fairness Opinion.........................................................15
      3.11     Valid Issuance...........................................................15

SECTION 4.     CERTAIN COVENANTS OF THE PARTIES.........................................15

      4.1      Parent Access and Investigation..........................................15
      4.2      Company Access and Investigation.........................................15
      4.3      Operation of the Company's Business......................................16
      4.4      Operation of Parent's Business; Merger Sub...............................18
      4.5      No Solicitation..........................................................20

SECTION 5.     ADDITIONAL COVENANTS OF THE PARTIES......................................21

      5.1      Registration Statement; Joint Proxy Statement............................21
      5.2      Company Stockholders' Meeting............................................22
      5.3      Parent Shareholders' Meeting.............................................23
      5.4      Regulatory Approvals.....................................................23
      5.5      Stock Options; Warrants..................................................24
      5.6      Indemnification of Officers and Directors Prior and Following
               the Effective Time.......................................................25
      5.7      Pooling of Interests.....................................................26
      5.8      Additional Agreements....................................................27
      5.9      Disclosure...............................................................27
      5.10     Affiliate Agreements.....................................................27
      5.11     Tax Matters..............................................................28
      5.12     Letters From Accountants.................................................28
      5.13     Resignation of Company Officers and Directors; Management
               Structure of Parent......................................................28
      5.14     Parent Plans and Benefit Arrangements....................................28

SECTION 6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND
               MERGER SUB...............................................................29

      6.1      Accuracy of Representations..............................................29
      6.2      Performance of Covenants.................................................30
      6.3      Effectiveness of Registration Statement..................................30
      6.4      Stockholder Approval.....................................................30
      6.5      Agreements and Documents.................................................30
      6.6      HSR Act..................................................................31



                                      ii.

                                TABLE OF CONTENTS
                                  (CONTINUED)


                                                                                       PAGE
      6.7      Nasdaq National Market...................................................32
      6.8      No Restraints............................................................32
      6.9      Consents.................................................................32
      6.10     Employees................................................................32
      6.11     No Governmental Litigation...............................................32
      6.12     No Other Litigation......................................................32
      6.13     No Burdensome Condition..................................................33

SECTION 7.     CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY........................33

      7.1      Accuracy of Representations..............................................33
      7.2      Performance of Covenants.................................................34
      7.3      Effectiveness of Registration Statement..................................34
      7.4      Stockholder Approval.....................................................34
      7.5      Agreements and Documents.................................................34
      7.6      HSR Act..................................................................35
      7.7      Nasdaq National Market...................................................35
      7.8      No Restraints............................................................35
      7.9      Consents.................................................................35
      7.10     No Governmental Litigation...............................................35
      7.11     No Other Litigation......................................................35
      7.12     No Burdensome Condition..................................................35

SECTION 8.     TERMINATION..............................................................36

      8.1      Termination..............................................................36
      8.2      Effect of Termination....................................................38
      8.3      Expenses; Termination Fees...............................................38

SECTION 9.     MISCELLANEOUS PROVISIONS.................................................39

      9.1      Amendment................................................................39
      9.2      Waiver...................................................................39
      9.3      No Survival of Representations and Warranties............................39
      9.4      Entire Agreement; Counterparts; Applicable Law...........................39
      9.5      Attorneys' Fees..........................................................40
      9.6      Assignability............................................................40
      9.7      Notices..................................................................40
      9.8      Construction.............................................................41



                                      iii.

                                    EXHIBITS

Exhibit A     -     Certain definitions

Exhibit B     -     Form of Certificate of Incorporation of Surviving
                        Corporation

Exhibit C     -     Form of Affiliate Agreement for Company Affiliates

Exhibit D     -     Form of Affiliate Agreement for Parent Affiliates

Exhibit E     -     Form of Continuity of Interest Certificate

Exhibit F     -     Tax Representation Letter for Company

Exhibit G     -     Tax Representation Letter for Parent

Exhibit H     -     Management Structure of Parent

Exhibit I     -     Form of Employment Agreement

Exhibit J     -     Individuals to execute Employment Agreements and
                        Noncompetition Agreements

Exhibit K     -     Form of Noncompetition Agreement

Exhibit L     -     Form of legal opinion of Pillsbury Madison & Sutro llp

Exhibit M     -     Form of legal opinion of Cooley Godward llp



                                       1.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of July 31, 1997, by and among: DATAWORKS CORPORATION, a California corporation ("Parent"); DATAWORKS ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and INTERACTIVE GROUP, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "pooling of interests."

     C. The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

                                    AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

     1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law (the "DGCL").

     1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley



                                       1.

Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California, at a time and on a date which shall be promptly following the satisfaction or waiver of the conditions set forth in Sections 6 and 7 (the "Closing Date"). Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL (the "Certificate of Merger") shall be filed with the Secretary of State of the State of Delaware. The Merger shall take effect at the time the Certificate of Merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

     1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

          (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to Exhibit B;

          (b) the Bylaws of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

     1.5 CONVERSION OF SHARES.

          (a) Subject to Section 1.5(d), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

               (i) any shares of Company Common Stock then held by the Company or any subsidiary of the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

               (ii) any shares of Company Common Stock then held by Parent, Merger Sub or any other subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

               (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Section 1.5(b), each share of Company Common Stock then outstanding shall be converted into the right to receive 0.8054 of a share of Parent Common Stock; and



                                       2.

               (iv) each share of the common stock, par value $0.001 per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation.

          (b) The fraction of a share of Parent Common Stock into which each outstanding share of Company Common Stock is to be converted pursuant to Section 1.5(a)(iii) (as such fraction may be adjusted in accordance with this Section 1.5(b)) is referred to as the "Exchange Ratio." If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, stock, cash or property dividend or distribution, reverse stock split, reclassification, recapitalization or other similar transaction, or if there shall be any record date with respect thereto, then the Exchange Ratio shall be appropriately adjusted.

          (c) [Reserved.]

          (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing sales price of a share of Parent Common Stock on the Nasdaq National Market on the date the Merger becomes effective.

     1.6 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of Company Common Stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.



                                       3.

     1.7 EXCHANGE OF COMPANY STOCK CERTIFICATES.

          (a) Prior to the Closing Date, Parent shall select a reputable bank or trust company (reasonably satisfactory to the Company) to act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent (i) certificates representing the shares of Parent Common Stock issuable pursuant to this Section 1 and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with
Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

          (b) As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Subject to Section 1.5(d), upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, (1) the holder of such Company Stock Certificate shall be entitled to receive immediately in exchange therefor a certificate representing the number of shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5(a)(iii), and (2) the Company Stock Certificate so surrendered shall be marked "canceled." Until surrendered as contemplated by this Section 1.7, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section
1.6. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, until such holder surrenders such Company



                                       4.

Stock Certificate in accordance with this Section 1.7 (at which time such holder shall be entitled to receive all such dividends and distributions, without interest).

          (d) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 270 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

          (e) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.9 ACCOUNTING CONSEQUENCES. For accounting purposes, the Merger is intended to be treated as a "pooling of interests."

     1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.



                                       5.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Merger Sub that, except as set forth in the Company SEC Documents (as defined in Section 2.2(a)) or in the disclosure schedule delivered by the Company to Parent on the date of this Agreement and signed by the President of the Company (the "Company Disclosure Schedule"):

     2.1 ORGANIZATION, STANDING AND POWER. The Company and each of its direct and indirect majority-owned subsidiaries which are listed on Exhibit 21 of the Company's most recent Annual Report on Form 10-K comprising a Company SEC Document (defined below) (collectively, the "Acquired Corporations"), are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of the Acquired Corporations has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby. Except as described in the Company Disclosure Schedule, the Company has no equity interest in any Entity except the other Acquired Corporations.

     2.2 SEC FILINGS; FINANCIAL STATEMENTS.

          (a) The Company has made available to Parent accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Company with the SEC between the date of the final amendment to the Company's Registration Statement in respect of the Company's initial public offering (which became effective on or about May 23, 1995) and the date of this Agreement (including without limitation all exhibits and schedules thereto, collectively, the "Company SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and
(ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the Company SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and,



                                       6.

in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its subsidiaries for the periods covered thereby.

     2.3 DISCLOSURE. None of the information to be supplied by or on behalf of the Company for inclusion in the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of the Company for inclusion in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the stockholders of the Company or to the shareholders of Parent, or at the time of the Company Stockholders' Meeting or the Parent Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     2.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1997: (i) there has not been any event that has had or is reasonably likely to have a Material Adverse Effect on the Acquired Corporations; and (ii) the Company has not declared, accrued, set aside or paid any dividend or distribution.

     2.5 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the corporate power and authority to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has unanimously determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders; has unanimously approved the execution, delivery and performance of this Agreement by the Company and has unanimously approved the Merger and the transactions contemplated hereby; and has unanimously recommended the adoption and approval of this Agreement and the approval of the Merger by the holders of Company Common Stock and directed that such matters be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2). The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the board of directors of the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.



                                       7.

     2.6 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Merger will
(a) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of the Company, or (b) result in a default by the Company under any Contract to which the Company is a party, except for any default which has not had and will not have a Material Adverse Effect on the Acquired Corporations, or (c) result in a violation by the Company of any order, writ, injunction, judgment or decree to which the Company is subject, except for any violation which has not had and will not have a Material Adverse Effect on the Acquired Corporations. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the DGCL, the HSR Act and the NASD Bylaws, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement, or the consummation of the Merger, except for any Consent the absence of which has not had and will not have a Material Adverse Effect on the Acquired Corporations.

     2.7 ACCOUNTING MATTERS. To the actual knowledge of the Company's executive officers, neither the Company nor any of its affiliates (as such term is used in Rule 145 under the Securities Act) has taken or agreed to, or plans to, take any action that could prevent Parent from accounting for the Merger as a "pooling of interests."

     2.8 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting in favor of (i) the adoption and approval of this Agreement, and (ii) the approval of the Merger and the other transactions contemplated by this Agreement (the "Required Company Stockholder Vote"), is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

     2.9 CAPITALIZATION, ETC.

          (a) The authorized capital stock of the Company consists of: (i) 30,000,000 shares of Company Common Stock, of which 4,596,120 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares are outstanding as of the date of this Agreement. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Company Common Stock held in treasury by the Company or held by any subsidiary of the Company. Except as set forth in the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company



                                       8.

Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. The Company is under no obligation to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

          (b) As of the date of this Agreement: (i) there are options to purchase 128,000 shares of Company Common Stock outstanding under the Company's 1997 Stock Option Plan; (ii) there are options to purchase 347,021 shares of Company Common Stock outstanding under the Company's 1995 Stock Option Plan;
(iii) there are options to purchase no shares of Company Common Stock outstanding under the Company's 1993 Stock Option Plan; (iv) there are options to purchase 60,000 shares of Company Common Stock outstanding outside all such plans (stock options granted by the Company pursuant to the 1997 Stock Option Plan, the 1995 Stock Option Plan, the 1993 Stock Option Plan and outside all such plans are referred to in this Agreement as "Company Options"); (v) there are warrants to purchase 130,000 shares of Company Common Stock outstanding (each, a "Company Warrant"); and (vi) 47,434 shares of Company Common Stock are reserved for future issuance under the Company's 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan"). The Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the particular plan, if any, pursuant to which such Company Option was granted; (ii) the name of the optionee; (iii) the number of shares of Company Common Stock subject to such Company Option; (iv) the exercise price of such Company Option; (v) the date on which such Company Option was granted; (vi) the applicable vesting schedule(s), and the extent to which such Company Option is vested as of the date of this Agreement; and (vii) the date on which such Company Option expires. The Company Disclosure Schedule also sets forth the relevant corresponding information with respect to each Company Warrant. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, and the forms of all stock option agreements evidencing such options, and accurate and complete copies of all Company Warrants.

          (c) Except as set forth in the Company Disclosure Schedule or as permitted pursuant to Section 4.3(b), there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company's executive officers,



                                       9.

condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

          (d) All outstanding shares of Company Common Stock, all outstanding Company Options and Company Warrants, and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (e) All of the outstanding shares of capital stock of each of the Acquired Corporations other than the Company are validly issued, fully paid and nonassessable and are owned beneficially and of record by the Company, free and clear of any Encumbrances.

     2.10 FAIRNESS OPINION. The Company's board of directors has received the written opinion of UBS Securities LLC ("UBS"), financial advisor to the Company, dated on or about the date of this Agreement, to the effect that the Exchange Ratio is fair to the stockholders of the Company from a financial point of view.

     2.11 APPROVAL OF VOTING AGREEMENTS AND OPTION AGREEMENT. Prior to the execution of those certain Voting Agreements between Parent and certain stockholders of the Company, and that certain Option Agreement of even date herewith between Parent and Company, the Board of Directors of the Company shall have approved: (a) said Voting Agreements and the transactions contemplated thereby; and (b) said Option Agreement and the transactions contemplated thereby.

     2.12 NO EXISTING DISCUSSIONS. None of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

     2.13 FINANCIAL ADVISOR. Except for UBS, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. A copy of the only two written agreements in effect relating to the Company's obligations to UBS have been made available to Parent and there are no other obligations of the Company to UBS not contemplated by such agreements.



                                      10.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

     Parent and Merger Sub represent and warrant to the Company that, except as set forth in the Parent SEC Documents (as defined in Section 3.2(a)) or in the disclosure schedule delivered to the Company on the date of this Agreement and signed by the President of Parent (the "Parent Disclosure Schedule"):

     3.1 ORGANIZATION, STANDING AND POWER. Parent, Merger Sub and each of Parent's other direct and indirect majority-owned subsidiaries which are listed on Exhibit 21 of Parent's most recent Annual Report on Form 10-K comprising a Parent SEC Document (collectively, the "Acquiring Corporations"), are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation. Each of the Acquiring Corporations has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby. Except as described in the Parent Disclosure Schedule, Parent has no equity interest in any Entity except the other Acquiring Corporations.

     3.2 SEC FILINGS; FINANCIAL STATEMENTS.

          (a) Parent has made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC between the date of the final amendment to the Company's Registration Statement in respect of the Company's initial public offering (which became effective on or about October 27, 1995), and the date of this Agreement (including without limitation all exhibits and schedules thereto, collectively, the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The consolidated financial statements contained in the Parent SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the



                                      11.

case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

     3.3 DISCLOSURE. None of the information to be supplied by or on behalf of Parent for inclusion in the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information to be supplied by or on behalf of Parent for inclusion in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the stockholders of the Company or to the shareholders of Parent, or at the time of the Company Stockholders' Meeting or the Parent Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The S-4 Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations promulgated by the SEC thereunder; except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company (as supplemented or revised) for inclusion or incorporation by reference in the Joint Proxy Statement.

     3.4 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1997: (i) there has not been any event that has had or is reasonably likely to have a Material Adverse Effect on the Acquiring Corporations; and (ii) Parent has not declared, accrued, set aside or paid any dividend or distribution.

     3.5 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the corporate right, power and authority to perform their obligations under this Agreement. The board of directors of Parent (at a meeting duly called and held) has unanimously determined that the Merger is advisable and fair and in the best interests of Parent and its shareholders; has unanimously approved the execution, delivery and performance of this Agreement by Parent and has unanimously approved the Merger and the transactions contemplated hereby (as the board of directors of Parent and on behalf of Parent as the sole stockholder of Merger Sub); and has unanimously recommended the approval of the principal terms of the Merger by the holders of Parent Common Stock and directed that the such matters be submitted for consideration by the Parent's shareholders at the Parent Shareholders' Meeting (as defined in Section 5.3). The execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized



                                      12.

by all necessary action on the part of the respective boards of directors of Parent and Merger Sub. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.6 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) conflict with or result in any breach of any provision of the Articles or Certificate of Incorporation or the bylaws of Parent or Merger Sub, or (b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default which has not had and will not have a Material Adverse Effect on the Acquiring Corporations, or
(c) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation which has not had and will not have a Material Adverse Effect on the Acquiring Corporations. Except as may be required by the Securities Act, the Exchange Act, state securities or "blue sky" laws, the California General Corporation Law, the HSR Act and the NASD Bylaws, neither Parent nor Merger Sub is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement, or the consummation of the Merger, except for any Consent the absence of which has not had and will not have a Material Adverse Effect on the Acquiring Corporations.

     3.7 ACCOUNTING MATTERS. To the actual knowledge of Parent's executive officers, neither Parent nor any of its affiliates (as such term is used in Rule 145 under the Securities Act) has taken or agreed to, or plans to, take any action that could prevent Parent from accounting for the Merger as a "pooling of interests."

     3.8 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Parent Common Stock outstanding on the record date for the Parent Shareholders' Meeting in favor of the approval of the principal terms of the Merger (the "Required Parent Shareholder Vote") is the only vote of the holders of any class or series of Parent's capital stock necessary to adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

     3.9 CAPITALIZATION, ETC.

          (a) The authorized capital stock of Parent consists of: (i) 25,000,000 shares of Parent Common Stock, of which 10,118,908 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 5,000,000 shares of Preferred Stock, no par value per share, of which no shares are outstanding as of the date of this



                                      13.

Agreement. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no shares of Parent Common Stock held in treasury by Parent or held by any subsidiary of Parent. Except as set forth in the Parent Disclosure Schedule: (i) none of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Parent Common Stock is subject to any right of first refusal in favor of the Parent; and (iii) there is no Acquiring Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Parent Common Stock. Parent is under no obligation to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock.

          (b) As of the date of this Agreement: (i) there are options to purchase 1,136,385 shares of Parent Common Stock outstanding under Parent's Equity Incentive Plan; (ii) there are options to purchase 96,666 shares of Parent Common Stock outstanding under Parent's Non-Employee Directors' Stock Option Plan; and (iii) 170,555 shares of Parent Common Stock are reserved for future issuance under Parent's Employee Stock Purchase Plan. Parent has made available to the Company accurate and complete copies of all stock option plans pursuant to which Parent has ever granted stock options, and the forms of all stock option agreements evidencing such options. Parent also has outstanding warrants to purchase 22,222 shares of Parent Common Stock, and Parent has made available to the Company accurate and complete copies of all warrant agreements relating thereto.

          (c) Except as set forth in the Parent Disclosure Schedule or as permitted pursuant to Section 4.4(b) there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent;
(iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of Parent's executive officers, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

          (d) All outstanding shares of Parent Common Stock, all outstanding options to purchase Parent Common Stock, and all outstanding shares of capital stock of Merger Sub have been issued and granted in compliance with (i) all applicable securities



                                      14.

laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

          (e) All of the outstanding shares of capital stock of each Acquiring Corporation other than Parent are validly issued, fully paid and nonassessable and are owned beneficially and of record by Parent, free and clear of any Encumbrances.

     3.10 FAIRNESS OPINION. Parent's board of directors has received the written opinion of Lehman Brothers Inc., financial advisor to Parent, dated the date of this Agreement, to the effect that the Exchange Ratio is fair to Parent from a financial point of view.

     3.11 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and shall have been approved for quotation (subject to notice of issuance) on the Nasdaq National Market.

SECTION 4. CERTAIN COVENANTS OF THE PARTIES.

     4.1 PARENT ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request.

     4.2 COMPANY ACCESS AND INVESTIGATION. During the Pre-Closing Period, Parent shall, and shall cause the respective Representatives of its subsidiaries to:
(a) provide the Company and the Company's Representatives with reasonable access to the Parent's and such subsidiaries' Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent and its subsidiaries; and (b) provide the Company and the Company's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent and its subsidiaries, and with such additional financial, operating and other data and information regarding Parent and its subsidiaries, as the Company may reasonably request.



                                      15.

     4.3 OPERATION OF THE COMPANY'S BUSINESS.

          (a) During the Pre-Closing Period the Company shall: (i) ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all applicable material Contracts; (ii) use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) use all reasonable efforts to keep in full force all of its existing insurance policies; and (iv) provide all material notices, assurances and support required by any material Contract to which an Acquired Corporation is a party.

          (b) Without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, during the Pre-Closing Period the Company shall not, and shall not permit any of the other Acquired Corporations to:

               (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

               (ii) sell, issue, grant or authorize the issuance or grant of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may (x) issue Company Common Stock upon the valid exercise of Company Options or Company Warrants, (y) grant Company Options to new employees consistent with past practice, and (z) issue shares of Company Common Stock pursuant to the 1995 Purchase Plan);

               (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company's stock option plans or stock purchase plan, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

               (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;



                                      16.

               (v) form any subsidiary or acquire any equity interest or other interest in any other Entity;

               (vi) acquire, lease or license any material right or other material asset from any other Person or sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

               (vii) lend money to any Person, or incur or guarantee any indebtedness (except that the Company may make routine borrowings and/or advance funds to employees and officers in the ordinary course of business and in accordance with past practices under its current financing facilities);

               (viii) establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except for routine increases for non-officers consistent with past practices);

               (ix) change any of its methods of accounting or accounting practices in any respect;

               (x) make any Tax election;

               (xi) commence or settle any Legal Proceeding;

               (xii) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

               (xiii) agree or commit to take any of the actions described in clauses "(i)" through "(xii)" of this Section 4.3(b).

          (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior



                                      17.

to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
Section 6 or Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on the Acquired Corporations. No notification given to Parent pursuant to this Section 4.3(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

     4.4 OPERATION OF PARENT'S BUSINESS; MERGER SUB.

          (a) During the Pre-Closing Period Parent shall: (i) ensure that each of the Acquiring Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all applicable material Contracts; (ii) use all reasonable efforts to ensure that each of the Acquiring Corporations preserves intact its current business organization, keeps available the services of its current officers and employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with such entity; (iii) use all reasonable efforts to keep in full force all of its existing insurance policies; and (iv) provide all material notices, assurances and support required by any material Contract to which any Acquiring Corporation is a party.

          (b) Without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, during the Pre-Closing Period Parent shall not, and shall not permit any of the Acquiring Corporations to:

               (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

               (ii) sell, issue, grant or authorize the issuance or grant of (i) any capital stock or other security, (ii) any option, call, warrant or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent may (x) issue Parent Common Stock upon the valid exercise of outstanding options or warrants, (y) grant options and/or warrants to employees and consultants consistent with past practice, and (z) issue shares of Parent Common Stock pursuant to its existing option and stock plans);

               (iii) amend or permit the adoption of any amendment to its Articles of Incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination,



                                      18.

recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (iv) form any subsidiary or acquire any equity interest or other interest in any other Entity;

               (v) acquire, lease or license any material right or other material asset from any other Person or sell or otherwise dispose of, or lease or license, any material right or other material asset to any other Person (except in each case for assets acquired, leased, licensed or disposed of by Parent in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

               (vi) lend money to any Person, or incur or guarantee any indebtedness (except that Parent may make routine borrowings and/or advance funds to employees and officers in the ordinary course of business and in accordance with past practices under its current financing facilities);

               (vii) change any of its methods of accounting or accounting practices in any respect;

               (viii) make any Tax election;

               (ix) commence or settle any Legal Proceeding;

               (x) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

               (xi) agree or commit to take any of the actions described in clauses "(i)" through "(x)" of this Section 4.4(b).

          (c) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that has had



                                      19.

or could reasonably be expected to have a Material Adverse Effect on the Acquiring Corporations. No notification given to the Company pursuant to this
Section 4.4(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

          (d) During the period from the date of this Agreement to the Effective Time, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. Parent shall take all actions necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth herein.

     4.5 NO SOLICITATION.

          (a) The Company shall not directly or indirectly, and shall not authorize or permit any subsidiary of the Company or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action (excluding any press releases issued in connection with the announcement of the Merger or action in compliance with the Company's required disclosure obligations under the Exchange Act) that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, or (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; provided, however, that the foregoing clauses (ii) and (iii) of this Section 4.5(a) shall not apply following the Company's receipt of a Superior Offer submitted by any Person if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this
Section 4.5, (2) the board of directors of the Company concludes in good faith, based upon the advice of its outside legal counsel, that a response to any such Superior Offer is required in order for the board of directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (3) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Company, and (4) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). Without limiting the generality of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative



                                      20.

is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 4.5 by the Company.

          (b) The Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. The Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modifications or proposed modifications thereto.

          (c) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

     5.1 REGISTRATION STATEMENT; JOINT PROXY STATEMENT.

          (a) As promptly as practicable after the date of this Agreement, Parent shall prepare and cause to be filed with the SEC a registration statement on Form S-4 concerning the Parent Common Stock to be issued upon the Merger (the "S-4 Registration Statement"), in which the Joint Proxy Statement will be included as a prospectus, and any other documents required by the Securities Act or the Exchange Act in connection with the Merger. Parent shall use all reasonable efforts to cause the S-4 Registration Statement (including the Joint Proxy Statement) to comply with the rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC. Parent will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to Parent's shareholders, and the Company will use all reasonable efforts to cause the Joint Proxy Statement to be mailed to the Company's stockholders, as promptly as practicable after the S-4 Registration Statement is declared effective under the Securities Act. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company's stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information that should be set forth in an amendment or supplement to the S-4 Registration Statement or the Joint Proxy Statement, then the Company shall promptly inform Parent thereof and shall cooperate with Parent in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company.



                                      21.

          (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities law of every jurisdiction of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting.

     5.2 COMPANY STOCKHOLDERS' MEETING.

          (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Company Common Stock (the "Company Stockholders' Meeting") to consider, act upon and vote upon the adoption and approval of this Agreement and approval of the Merger. The Company Stockholders' Meeting will be held as promptly as practicable and in any event within 45 days after the S-4 Registration Statement is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the
SEC).

          (b) Subject to Section 5.2(c): (i) the board of directors of the Company shall unanimously recommend that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; (ii) the Joint Proxy Statement shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting; and (iii) neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Company that the Company's stockholders vote in favor of the adoption and approval this Agreement and the approval of the Merger. For purposes of this Agreement, said recommendation of the board of directors shall be deemed to have been modified in a manner adverse to Parent if said recommendation shall no longer be unanimous.

          (c) Nothing in Section 5.2(b) shall prevent the board of directors of the Company from withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a Superior Offer is made to the Company and is not withdrawn, (ii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 4.5, and (iii) the board of directors of the Company concludes in good faith, based upon the advice of its outside counsel, that the withdrawal, amendment or modification of such recommendation is required in order for the board of



                                      22.

directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law.

     5.3 PARENT SHAREHOLDERS' MEETING.

          (a) Parent shall take all action necessary under all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of outstanding Parent Common Stock to consider and vote upon the approval of the principal terms of the Merger (the "Parent Shareholders' Meeting"). The Parent Shareholders' Meeting will be held as promptly as practicable and in any event within 45 days after the S-4 Registration Statement is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the SEC).

          (b) The board of directors of Parent shall unanimously recommend that Parent's shareholders vote in favor of the approval of the principal terms of the Merger; the Joint Proxy Statement shall include a statement to the effect that the board of directors of Parent has unanimously recommended that Parent's shareholders vote in favor of the approval of the principal terms of the Merger; and neither the board of directors of Parent nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to the Company, the unanimous recommendation of the board of directors of Parent that Parent's shareholders vote in favor of the approval of the principal terms of the Merger. For purposes of this Agreement, said recommendation of Parent's board of directors shall be deemed to have been modified in a manner adverse to the Company if said recommendation shall no longer be unanimous.

     5.4 REGULATORY APPROVALS. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as



                                      23.

to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     5.5 STOCK OPTIONS; WARRANTS.

          (a) At the Effective Time, all rights with respect to Company Common Stock under each Company Option and Company Warrant then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option and Company Warrant in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued (if applicable) and the stock option agreement or warrant agreement by which it is evidenced. From and after the Effective Time,
(i) each Company Option and each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option and each such Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Option or Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such Company Option and each such Company Warrant shall be adjusted by dividing the per share exercise price under such Company Option or Company Warrant by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option or Company Warrant shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option and Company Warrant shall otherwise remain unchanged; provided, however, that each Company Option and each Company Warrant assumed by Parent in accordance with this Section 5.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization, merger, consolidation, sale of all or substantially all assets or other



                                      24.

similar transaction subsequent to the Effective Time. Parent shall file with the SEC, promptly following the date on which the Merger becomes effective, a Registration Statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.5(a).

          (b) The Company shall terminate the 1995 Purchase Plan and all outstanding rights to purchase shares thereunder prior to the Effective Time, and shall take such actions as may be necessary to ensure that: (i) all outstanding rights to purchase shares under the 1995 Purchase Plan terminate on the last trading day preceding the date on which the Merger becomes effective;
(ii) the price per share of the Company Common Stock purchased pursuant to all such rights to purchase shares is determined as if the "Purchase Date" under
Section 8 of the 1995 Purchase Plan were the last trading day preceding the date on which the Merger becomes effective; (iii) any shares of Company Common Stock purchased pursuant to such rights are automatically converted as of the Effective Time into the right to receive Parent Common Stock on the same basis as all other outstanding shares of Company Common Stock; and (iv) the 1995 Purchase Plan terminates immediately following the purchase of shares of Company Common Stock pursuant to such rights.

     5.6 INDEMNIFICATION OF OFFICERS AND DIRECTORS PRIOR AND FOLLOWING THE EFFECTIVE TIME.

          (a) Effective as of the Effective Time Parent shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now or has been an officer or director of any Acquired Corporation (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Parent, in advance of the final disposition of any such Action to the full extent and under all circumstances permitted by Delaware law as in effect on the date hereof, upon receipt of the undertaking contemplated by Section 145(e) of the DGCL or required by applicable law (the "Undertaking"), and (ii) Parent will direct the defense of any such matter; provided, however, that Parent shall not be obligated pursuant to this
Section 5.6(a) to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have



                                      25.

materially conflicting interests (potential or actual) with respect to issues material (potentially or actually) to the outcome of such Action. Any Indemnified Party wishing to claim indemnification under this Section 5.6(a), upon learning of any such Action, shall notify Parent (although the failure so to notify Parent shall not relieve Parent from any liability which Parent may have under this Section 5.6(a), except to the extent such failure materially prejudices Parent), and shall deliver to Parent the Undertaking. Promptly following the Effective Time, Parent shall purchase and maintain or cause the Surviving Corporation to purchase and maintain, for a period of six (6) years following the Effective Time, policies of directors' and officers' liability insurance covering each person who was a director or officer of the Company at any time prior to the Effective Time with respect to claims arising from facts or events that occurred on or prior to the Effective Time and providing at least the same coverage and amounts and containing terms that are no less advantageous to the insured parties as those in effect immediately prior to the Effective Time for officers and directors of the Company; provided, however, that in no event shall Parent be required to obtain coverage under such policies beyond that coverage that may be obtained at an aggregate premium cost for all such policies for the six-year period not exceeding $120,000. The provisions of this
Section 5.6(a) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under the previous sentence hereof, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the certificate or articles of incorporation or bylaws of the Surviving Corporation or any of its subsidiaries, under the DGCL, under any indemnification agreement with any Acquired Corporation or otherwise.

          (b) Further, in the event and for so long as current directors and officers of the Company are directors and officers, as the case may be, of any Acquiring Corporation or any Acquired Corporation, such Persons shall have the same rights to indemnification by Parent or otherwise for acts and omissions occurring following the Effective Time as have other directors and officers, as applicable, of any Acquiring Corporation or any Acquired Corporation.

     5.7 POOLING OF INTERESTS. Each of the Company and Parent agrees (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Merger as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the Securities Act) takes any action that could adversely affect the ability of Parent to account for the Merger as a "pooling of interests."



                                      26.

     5.8 ADDITIONAL AGREEMENTS.

          (a) Subject to Section 5.8(b), Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to
Section 5.8(b), each party to this Agreement shall (i) make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, (ii) use all reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, and (iii) use all reasonable efforts to lift any restraint, injunction or other legal bar to the Merger. Each party shall promptly deliver to the other, to the extent material, a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

          (b) Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall have any obligation under this Agreement to do any of the following (or cause the other to do any of the following): (i) to dispose or cause any of its subsidiaries to dispose of any assets; (ii) to discontinue or cause any of its subsidiaries to discontinue offering any product; (iii) to license or otherwise make available, or cause any of its subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its subsidiaries to hold separate any assets or operations (either before or after the Closing Date); or (v) to make or cause any of its subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations.

     5.9 DISCLOSURE. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of Parent and the Company shall not, and shall not permit any of its Representatives to, make any disclosure regarding the Merger or any of the other transactions contemplated by this Agreement unless (a) the Company and Parent shall have approved such disclosure or (b) it shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law.

     5.10 AFFILIATE AGREEMENTS. The Company shall use all reasonable efforts to cause each Person who could reasonably be deemed to be an "affiliate" of the Company to execute and deliver to Parent, prior to the date of the mailing of the Joint Proxy Statement to the Company's stockholders, an Affiliate Agreement in the form of Exhibit C. Parent shall use all reasonable efforts to cause each Person who could



                                      27.

reasonably be deemed to be an "affiliate" of Parent to execute and deliver to Company, prior to the date of the mailing of the Joint Proxy Statement to the Parent's shareholders, an Affiliate Agreement in the form of Exhibit D.

     5.11 TAX MATTERS. The Company shall use all reasonable efforts to obtain and deliver to Parent, as soon as practicable after the date of this Agreement, Continuity of Interest Certificates substantially in the form of Exhibit E signed by the Company's executive officers, directors and 5% stockholders as reflected in the Company's most recent definitive Proxy Statement filed with the SEC. At or prior to the Closing, the Company and Parent shall execute and deliver to Cooley Godward LLP and to Pillsbury Madison & Sutro LLP tax representation letters in the form of Exhibit F and Exhibit G, respectively. Parent and the Company shall use all reasonable efforts to cause the Merger to qualify as a tax free reorganization under Section 368(a) of the Code.

     5.12 LETTERS FROM ACCOUNTANTS.

          (a) The Company shall cause to be delivered to Parent a letter of Ernst & Young LLP, dated no more than two business days before the date on which the S-4 Registration Statement becomes effective (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement with respect to financial information of the Company.

          (b) Parent and the Company shall use all reasonable efforts to obtain separate letters, dated on or before the Closing Date, and addressed to Parent and the Company, respectively, to the effect that Ernst & Young LLP concurs with Parent management's conclusions as to the appropriateness of "pooling of interests" accounting treatment for the Merger assuming the Merger is consummated in accordance with the terms of this Agreement.

     5.13 RESIGNATION OF COMPANY OFFICERS AND DIRECTORS; MANAGEMENT STRUCTURE OF PARENT. The Company shall use all reasonable efforts to obtain and deliver to Parent prior to the Closing the resignation of each officer and director of each of the Acquired Corporations (to be effective at the Effective Time). Parent shall use all reasonable efforts, subject to the fiduciary duties of Parent's directors and officers, to ensure that as soon as practicable following the Effective Time (a) the Board and management structure of Parent shall be as described on Exhibit H and (b) Mr. Robert C. Vernon shall be elected as a member of Parent's Board of Directors.

     5.14 PARENT PLANS AND BENEFIT ARRANGEMENTS. The employee benefit plans and benefit arrangements maintained by the Acquired Corporations that provide non-discretionary, non-cash benefits to employees of the Acquired Corporations and that are



                                      28.

substantially similar to benefit plans and benefit arrangements currently maintained by the Acquiring Corporations shall, to the extent practicable, be maintained in effect by the Surviving Corporation and/or the Acquired Corporations until the Continuing Employees (as defined in this Section 5.14) are allowed to participate in such similar benefit plans or benefit arrangements maintained by the Acquiring Corporations (each, a "Plan"). Parent shall use reasonable efforts to attempt to ensure that: (a) as soon as practicable after the Effective Time, the benefit plans and benefit arrangements applicable to the Continuing Employees will provide benefits to the Continuing Employees that are comparable to the non-discretionary, non-cash benefits provided to similarly situated employees of the Acquiring Corporations; (b) to the extent practicable, any pre-existing condition limitations contained in such health plans and health benefit arrangements for any Continuing Employee who would be deemed under such health plans and health benefit arrangements to have a disqualifying pre-existing condition are waived, to the extent such condition was covered by a Plan immediately prior to the Effective Time (provided that, in the case of disability and life insurance plans, such Continuing Employee is actively at work and is not hospitalized or on disability leave as of the Effective Time); and (c) to the extent practicable, such benefit plans and benefit arrangements give full credit to each Continuing Employee for such Continuing Employee's period of service with the Acquired Corporations prior to the Effective Time for all purposes for which such service was recognized under the Plans and arrangements of the Acquired Corporations prior to the Effective Time. For purposes of this Section 5.14, "Continuing Employee" shall mean any employee of any of the Acquired Corporations who continues as an employee of the Surviving Corporation or any of the Acquiring Corporations after the Effective Time.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     6.1 ACCURACY OF REPRESENTATIONS.

          (a) Subject to Section 6.1(c), the representations and warranties of the Company contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, except with respect to Section 2.4).



                                      29.

          (b) Subject to Section 6.1(c), the representations and warranties of the Company contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to result in, a Material Adverse Effect on the Acquired Corporations (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties, except with respect to Section 2.4, shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

          (c) With respect to Section 2.4, notwithstanding any provision to the contrary in this Section 6.1, both (i) any effect or consequence of any public announcement by the parties relating to the Merger or this Agreement, and (ii) any fluctuation in the market price of the Company's Common Stock, in and of itself, shall be excluded from any assessment or determination of a Material Adverse Effect on the Acquired Corporations.

     6.2 PERFORMANCE OF COVENANTS. Each covenant or obligation that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

     6.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and approved and the Merger shall have been duly approved by the Required Company Stockholder Vote, and the principal terms of the Merger shall have been duly approved by the Required Parent Shareholder Vote.

     6.5 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Affiliate Agreements in the form of Exhibit C, executed by each Person who could reasonably be deemed to be an "affiliate" of the Company (as that term is used in Rule 145 under the Securities Act);



                                      30.

          (b) Continuity of Interest Certificates substantially in the form of Exhibit E, executed by the Company's executive officers, directors and 5% stockholders as reflected in the Company's most recent definitive Proxy Statement filed with the SEC;

          (c) Employment Agreements in the form of Exhibit I, executed by the individuals identified on Exhibit J;

          (d) Noncompetition Agreements in the form of Exhibit K, executed by the individuals identified on Exhibit J;

          (e) a letter from Ernst & Young LLP, dated as of the Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent, updating the letter referred to in Section 5.12(a);

          (f) separate letters from Ernst & Young LLP, dated as of the Closing Date and addressed to Parent and the Company, respectively, to the effect that Ernst & Young LLP concurs with Parent management's conclusions as to the appropriateness of "pooling of interests" accounting treatment for the Merger;

          (g) a legal opinion of Pillsbury Madison & Sutro LLP, dated as of the Closing Date, in the form of Exhibit L, as well as one or more opinions of counsel for Acquired Corporations other than the Company as may be reasonably requested by Parent, all in a form reasonably satisfactory to Parent;

          (h) a legal opinion of Cooley Godward LLP, dated as of the Closing Date and addressed to Parent, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Cooley Godward LLP may rely upon the Continuity of Interest Certificates and tax representation letters referred to in Section 5.11);

          (i) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2 and 6.4 (to the extent it relates to the Required Company Stockholder Vote) have been duly satisfied; and

          (j) the written resignations of all officers and directors of the Company, effective as of the Effective Time.

     6.6 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.



                                      31.

     6.7 NASDAQ NATIONAL MARKET. The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation (subject to notice of issuance) on the Nasdaq National Market.

     6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     6.9 CONSENTS. All material Consents required to be obtained by any Acquired Corporation in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in the Company Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     6.10 EMPLOYEES. None of the individuals identified on Exhibit J shall have ceased to be employed by the Company, or shall have expressed an intention to terminate his or her employment with the Company or to decline to accept employment with Parent.

     6.11 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

     6.12 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on the Acquired Corporations or on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.



                                      32.

     6.13 NO BURDENSOME CONDITION. There shall not have been any action taken, or any Legal Requirement or order enacted, entered, enforced or deemed applicable to the Merger by any Governmental Body which, in connection with the grant of any Governmental Authorization, imposes any restriction, condition or obligation upon Parent or upon the Company or the Surviving Corporation which could have a Material Adverse Effect on the Surviving Corporation or the economic or business benefits of the transactions contemplated by this Agreement.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

     The obligation of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

     7.1 ACCURACY OF REPRESENTATIONS.

          (a) Subject to Section 7.1(c), the representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, except with respect to Section 3.4).

          (b) Subject to Section 7.1(c), the representations and warranties of Parent and Merger Sub contained in this Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to result in, a Material Adverse Effect on the Acquiring Corporations (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties, except with respect to Section 3.4, shall be disregarded and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

          (c) With respect to Section 3.4, notwithstanding any provision to the contrary in this Section 7.1, both (i) any effect or consequence of any public announcement by the parties relating to the Merger or this Agreement, and (ii) any fluctuation in the market price of Parent's Common Stock, in and of itself, shall be excluded from any assessment or determination of a Material Adverse Effect on the Acquiring Corporations.



                                      33.

     7.2 PERFORMANCE OF COVENANTS. Each covenant and obligation that Parent and Merger Sub is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order shall have been issued by the SEC with respect to the S-4 Registration Statement.

     7.4 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and approved and the Merger shall have been duly approved by the Required Company Stockholder Vote, and the principal terms of the Merger shall have been duly approved by the Required Parent Shareholder Vote.

     7.5 AGREEMENTS AND DOCUMENTS. The Company shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Affiliate Agreements in the form of Exhibit D, executed by each Person who could reasonably be deemed to be an "affiliate" of Parent (as that term is used in Rule 145 under the Securities Act);

          (b) Employment Agreements in the form of Exhibit I, executed by Parent with respect to the individuals identified on Exhibit J;

          (c) Noncompetition Agreements in the form of Exhibit K, executed by Parent with respect to the individuals identified on Exhibit J;

          (d) separate letters from Ernst & Young LLP, dated as of the Closing Date and addressed to Parent and the Company, respectively, to the effect that Ernst & Young LLP concurs with Parent management's conclusions as to the appropriateness of "pooling of interests" accounting treatment for the Merger;

          (e) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of Exhibit M;

          (f) a legal opinion of Pillsbury Madison & Sutro LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, Pillsbury Madison & Sutro LLP may rely upon the Continuity of Interest Certificates and tax representation letters referred to in Section 5.11); provided, however, that if such counsel does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to the Company if Cooley Godward LLP renders such opinion to the Company; and



                                      34.

          (g) a certificate executed on behalf of Parent by an executive officer of Parent, confirming that the conditions set forth in Sections 7.1, 7.2 and 7.4 (to the extent it relates to the Required Parent Shareholder Vote) have been duly satisfied.

     7.6 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     7.7 NASDAQ NATIONAL MARKET. The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation (subject to notice of issuance) on the Nasdaq National Market.

     7.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

     7.9 CONSENTS. All material Consents required to be obtained by any Acquiring Corporation in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in the Parent Disclosure Schedule) shall have been obtained and shall be in full force and effect.

     7.10 NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; or (c) which would materially and adversely affect the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

     7.11 NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which there is a reasonable possibility of an outcome that would have a Material Adverse Effect on the Acquiring Corporations: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its subsidiaries any damages that may be material to Parent; or (c) which would affect adversely the right of Parent, the Surviving Corporation or any subsidiary of Parent to own the assets or operate the business of the Company.

     7.12 NO BURDENSOME CONDITION. There shall not have been any action taken, or any Legal Requirement or order enacted, entered, enforced or deemed applicable to the Merger by any Governmental Body which, in connection with the grant of any



                                      35.

Governmental Authorization, imposes any restriction, condition or obligation upon the Company or upon Parent or the Surviving Corporation which could have a Material Adverse Effect on the Surviving Corporation or the economic or business benefits of the transactions contemplated by this Agreement.

SECTION 8. TERMINATION

     8.1 TERMINATION. This Agreement may be terminated prior to the Effective Time (whether before or after adoption and approval of the Agreement and the approval of the Merger by the Required Company Stockholder Vote and whether before or after approval of the principal terms of the Merger by the Required Parent Shareholder Vote):

          (a) by mutual written consent of Parent and the Company;

          (b) [Reserved.]

          (c) [Reserved.]

          (d) by either Parent or the Company if the Merger shall not have been consummated by December 31, 1997 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

          (e) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (f) by either Parent or the Company if (i) the Company Stockholders' Meeting shall have been held and a final vote of the Company's stockholders on a proposal to adopt and approve the Agreement and to approve the Merger shall have been taken thereat and (ii) this Agreement and the Merger shall not have been so adopted and approved at such meeting as provided herein by the Required Company Stockholder Vote; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(f) if the failure of the Company's stockholders to adopt and approve this Agreement and approve the Merger at the Company Stockholders' Meeting is attributable to a failure on the part of the Company to perform any material obligation required to have been performed by the Company under this Agreement; and provided, further, that the Company may so terminate this Agreement only following its compliance with Sections 8.3(d) and 8.3(e);



                                      36.

          (g) by either Parent or the Company if (i) the Parent Shareholders' Meeting shall have been held and a final vote of Parent's shareholders on a proposal to approve the principal terms of the Merger shall have been taken thereat and (ii) the principal terms of the Merger shall not have been approved at such meeting by the Required Parent Shareholder Vote; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this
Section 8.1(g) if the failure of Parent's shareholders to approve the principal terms of the Merger at the Parent Shareholders' Meeting is attributable to a failure on the part of Parent to perform any material obligation required to have been performed by Parent under this Agreement; and provided, further, that Parent may so terminate this Agreement only following its compliance with Sections 8.3(b) and 8.3(c);

          (h) by Parent or the Company at any time after the date of the Parent Shareholders' Meeting if at the Parent Shareholders' Meeting, holders of five percent or more of the shares of Parent Common Stock outstanding on the date for the determination of shareholders of Parent entitled to vote on the approval of the principal terms of the Merger shall have both voted against such approval and demanded dissenters' rights in compliance with Section 1301 of the California Corporations Code; provided, however, that Parent may so terminate this Agreement only following its compliance with Sections 8.3(b) and 8.3(c); and, provided further, that the Company may so terminate this Agreement only following its compliance with Sections 8.3(d) and 8.3(e);

          (i) by Parent or the Company (at any time prior to the adoption and approval of this Agreement and approval of the Merger by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

          (j) [Reserved.]

          (k) by Parent if any of the Company's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of the Company's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in the Company's representations and warranties or a breach of a covenant by the Company is curable by the Company and the Company is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(k) on account of such inaccuracy or breach unless the inaccuracy or breach is not cured within 30 days of notice thereof delivered by Parent to the Company; or

          (l) by the Company if any of Parent's representations and warranties contained in this Agreement shall be or shall have become materially inaccurate, or if any of Parent's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that if an inaccuracy in Parent's representations and



                                      37.

warranties or a breach of a covenant by Parent is curable by Parent and Parent is continuing to exercise all reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(l) on account of such inaccuracy or breach unless the inaccuracy or breach is not cured within 30 days of notice thereof delivered by the Company to Parent.

     8.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and
Section 9 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any breach of any representation, warranty or covenant contained in this Agreement.

     8.3 EXPENSES; TERMINATION FEES.

          (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (i) the printing and filing of the S-4 Registration Statement and the Joint Proxy Statement and any amendments or supplements thereto and (ii) the filing of the premerger notification and report forms, if necessary, relating to the Merger under the HSR Act.

          (b) If this Agreement is terminated (i) by Parent pursuant to Section 8.1(h); or (ii) by Parent or the Company pursuant to Section 8.1(g), then Parent shall pay to the Company, in cash (at the time specified in Section 8.3(c)), a nonrefundable fee in the amount of $1,500,000.

          (c) In the case of termination of this Agreement by Parent pursuant to
Section 8.1(g) or Section 8.1(h), the fee referred to in Section 8.3(b) shall be paid by Parent prior to such termination; and in the case of termination of this Agreement by the Company pursuant to Section 8.1(g), the fee referred to in
Section 8.3(b) shall be paid by Parent within one business day after such termination.

          (d) If this Agreement is terminated (i) by the Company pursuant to
Section 8.1(h); or (ii) by Parent or the Company pursuant to Section 8.1(f) or
Section 8.1(i), then the Company shall pay to Parent, in cash (at the time specified in Section 8.3(e)), a nonrefundable fee in the amount of $1,500,000.

          (e) In the case of termination of this Agreement by the Company pursuant to Section 8.1(f), Section 8.1(h) or Section 8.1(i), the fee referred to in Section 8.3(d) shall be paid by the Company prior to such termination; and in the case of



                                      38.

termination of this Agreement by Parent pursuant to Section 8.1(f) or Section 8.1(i), the fee referred to in Section 8.3(d) shall be paid by the Company within one business day after such termination.

SECTION 9. MISCELLANEOUS PROVISIONS

     9.1 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after adoption and approval of this Agreement and approval of the Merger by the stockholders of the Company; and whether before or after approval of principal terms of the Merger by Parent's shareholders); provided, however, that (i) after any such adoption and approval of this Agreement and approval of the Merger by the Company's stockholders, no amendment shall be made which by law or NASD regulation requires further approval of the stockholders of the Company without the further approval of such stockholders, and (ii) after any such approval of the principal terms of the Merger by Parent's shareholders, no amendment shall be made which by law or NASD regulation requires further approval of Parent's shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.2 WAIVER.

          (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     9.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

     9.4 ENTIRE AGREEMENT; COUNTERPARTS; APPLICABLE LAW. This Agreement and the other agreements referred to herein (and the confidentiality letters executed by each of Parent and the Company as of June 24, 1997) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or



                                      39.

between any of the parties with respect to the subject matter hereof and thereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument, and shall be governed in all respects by the laws of the State of California as applied to contracts entered into and to be performed entirely within California.

     9.5 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     9.6 ASSIGNABILITY. Neither this Agreement nor any portion hereof shall be assignable (whether by operation of law or otherwise and including, for this purpose, a change in control as an assignment). Except as set forth in Section
1.7 with respect to the stockholders of the Company, Section 5.5 with respect to the holders of Company Options and Company Warrants, and Section 5.6 with respect to the persons identified therein (with each of the foregoing intended as a third party beneficiary of the corresponding referenced Section of this Agreement), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     9.7 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          IF TO PARENT:
          DataWorks Corporation
          5910 Pacific Center Boulevard
          San Diego, CA  92121
          Attn:  Stuart W. Clifton

          IF TO MERGER SUB:
          DataWorks Acquisition Sub, Inc.
          5910 Pacific Center Boulevard
          San Diego, CA  92121
          Attn:  Stuart W. Clifton



                                      40.

          IF TO THE COMPANY:
          Interactive Group, Inc.
          5095 Murphy Canyon Road
          San Diego, CA  92123
          Attn:  Robert C. Vernon

     9.8 CONSTRUCTION.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.



                                      41.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                       DATAWORKS CORPORATION


                                       By:
                                          --------------------------------
                                          Stuart W.  Clifton
                                          President and Chief Executive Officer



                                       DATAWORKS ACQUISITION SUB, INC.


                                       By:
                                          --------------------------------
                                          Stuart W.  Clifton
                                          President and Chief Executive Officer



                                       INTERACTIVE GROUP, INC.


                                       By:
                                          --------------------------------
                                          Robert C. Vernon
                                          Chief Executive Officer



                                      42.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


     For purposes of the Agreement (including this Exhibit A):

     ACQUIRED CORPORATION CONTRACT. "Acquired Corporation Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

     ACQUIRING CORPORATION CONTRACT. "Acquiring Corporation Contract" shall mean any Contract: (a) to which any of the Acquiring Corporations is a party; (b) by which any of the Acquiring Corporations or any asset of any of the Acquiring Corporations is or may become bound or under which any of the Acquiring Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquiring Corporations has or may acquire any right or interest.

     ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer, proposal or inquiry by Parent) contemplating or otherwise relating to any Acquisition Transaction.

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction or series of related transactions involving:

          (a) any merger, consolidation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which the Company is a constituent corporation, (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or more than 50% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Company, or (iii) in which the Company issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company; or

          (b) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of the Company, or any liquidation or dissolution of the Company.



                                       1.

     AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

     COMPANY COMMON STOCK. "Company Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Company.

     COMPANY TRIGGERING EVENT. A "Company Triggering Event" shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to recommend, or shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Parent its unanimous recommendation in favor of, the adoption and approval of this Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Joint Proxy Statement the unanimous recommendation of the board of directors of the Company in favor of adoption and approval of this Agreement and approval of the Merger; (iii) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (iv) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal;
(v) the Company shall have failed to hold the Company Stockholders' Meeting as promptly as practicable and in any event within 45 days after the S-4 Registration Statement is declared effective under the Securities Act (which 45-day period shall be extended on a day-for-day basis if and for so long as any stop order or other similar action is in place, pending or threatened by the
SEC); (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within five business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (vii) an Acquisition Proposal is publicly announced, and the Company (A) fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced or (B) otherwise fails to actively oppose such Acquisition Proposal.

     CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction



                                       2.

of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     JOINT PROXY STATEMENT. "Joint Proxy Statement" shall mean the joint proxy statement/prospectus to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting and to Parent's shareholders in connection with the Parent Shareholders' Meeting.

     LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued,



                                       3.

enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     MATERIAL ADVERSE EFFECT. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of the Acquired Corporations taken as a whole. An event, violation, inaccuracy, circumstance or other matter will be deemed to have a "Material Adverse Effect" on the Acquiring Corporations if such event, violation, inaccuracy, circumstance or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of the Acquiring Corporations taken as a whole.

     PARENT COMMON STOCK. "Parent Common Stock" shall mean the Common Stock, no par value per share, of Parent.

     PERSON. "Person" shall mean any individual, Entity or Governmental Body.

     PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.



                                       4.

     SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase more than 50% of the outstanding Company Common Stock on terms that the board of directors of the Company determines in its reasonable judgment, based upon the written advice of its financial advisor, to be more favorable to the Company's stockholders than the terms of the Merger; provided, however, that if any financing is required to consummate the transaction contemplated by such offer, then such offer shall not be deemed to be a "Superior Offer" unless (i) such third party shall have received a financing commitment pursuant to which another third party has committed to provide the required financing to such third party and Parent shall have been furnished with a copy of such financing commitment, and (ii) the required financing is reasonably capable of being obtained by such third party.

     TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.



                                       5.

                                    EXHIBIT C

                               AFFILIATE AGREEMENT


     This Affiliate Agreement (this "Agreement") is entered into as of July 31, 1997, by and between DATAWORKS CORPORATION, a California corporation ("Parent"), and the undersigned affiliate ("Affiliate") of INTERACTIVE GROUP, INC., a Delaware corporation (the "Company").

                                    RECITALS

     A. Pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of July 31, 1997, by and among Parent, DATAWORKS ACQUISITION SUB, INC., a Delaware corporation ("Merger Sub"), and the Company, Merger Sub will merge with and into the Company (the "Merger").

     B. As a result of the Merger and certain related transactions, the stockholders of the Company will receive shares (the "Shares") of Parent Common Stock (as defined in the Merger Agreement). Affiliate understands that he may be deemed (but does not hereby admit to be) an "affiliate" of the Company as such term is defined in paragraphs (c) and (d) of Rule 145 ("Rule 145") under the Securities Act of 1933, as amended (the "Act"), and the Securities and Exchange Commission Accounting Series Release Nos. 130 and 135 (the "Pooling Rules"), as amended, and as such Affiliate may only transfer, sell or dispose of Shares in accordance with Rule 145, this Agreement and the Pooling Rules.

     C. Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, Merger Sub and the Company, and their respective counsel and accounting firms.

                                    AGREEMENT

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

     2. Affiliate represents, warrants, understands and agrees that:

               (a) Affiliate has full power and capacity to execute and deliver this Agreement and to make the representations, warranties and agreements herein and to perform his obligations hereunder.



                                       1.

          (b) Affiliate has carefully read this Agreement and has discussed with counsel, to the extent Affiliate felt necessary, the requirements, limitations and restrictions on his ability to sell, transfer or otherwise dispose of the Shares he may receive and fully understands the requirements, limitations and restrictions this Agreement places upon Affiliate's ability to transfer, sell or otherwise dispose of such Shares.

          (c) If Affiliate has executed a Continuity of Interest Certificate and/or any other agreement in connection herewith (the "Other Agreements"), he understands and agrees to abide by all restrictions contained therein.

          (d) Except as permitted by the de minimis exceptions to the Pooling Rules (and only then with the prior written consent of Parent, which shall not be unreasonably withheld), Affiliate will not, publicly or privately, sell, transfer or otherwise dispose of, or reduce Affiliate's interest in or risk relating to, any Shares held by Affiliate until such time as the financial results covering at least 30 days of post-Closing combined operations of the Company and Parent have been published by Parent (within the meaning of the Pooling Rules) (the "Publication Date").

          (e) Until the earlier of (i) the Closing Date or (ii) the termination of the Merger Agreement, Affiliate will not sell, transfer or otherwise dispose of, or reduce Affiliate's interest in or risk relating to, any Company Common Stock held by Affiliate.

          (f) Subject to Section 2(d) above, Affiliate will not sell, pledge, transfer or otherwise dispose of any of the Shares held by Affiliate unless at such time either (i) such transfer shall be in conformity with the provisions of Rule 145(d) (or any successor rule then in effect), (ii) Affiliate shall have furnished to Parent an opinion of counsel reasonably satisfactory to Parent, or a no action letter from the SEC, to the effect that no registration under the Act would be required in connection with the proposed offer, sale, pledge, transfer or other disposition or (iii) a registration statement under the Act covering the proposed offer, sale, pledge, or other disposition shall be effective under the Act.

     3. Parent will use commercially reasonable efforts to at all times comply with the public reporting requirements set forth in Rule 144(c) under the Securities Act.

     4. Affiliate understands and agrees that, except as set forth herein or in the Merger Agreement, Parent is under no obligation to register the sale, transfer or other disposition of the Shares or to take any other action necessary in order to make compliance with an exemption from registration available.

     5. Affiliate further represents that he is the beneficial owner of the Company Common Stock set forth below, or, if not set forth below, that he is not the beneficial owner of any Company Common Stock.



                                       2.

     6. Each party hereto acknowledges that (i) it will be impossible to measure in money the damage to Parent if Affiliate fails to comply with any of the obligations imposed by this Agreement, (ii) every such obligation is material and (iii) in the event of any such failure, Parent will not have an adequate remedy at law or damages and, accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is an appropriate remedy for any such failure.

     7. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California.

     8. This Agreement shall be binding upon, enforceable by and inure to the benefit of the parties named herein and their respective successors; this Agreement may not be assigned by any party without the prior written consent of Parent. Any attempted assignment not in compliance with this Section 7 shall be void and have no effect.

     9. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                       DATAWORKS CORPORATION
                                       By:
                                          --------------------------------

                                       -----------------------------------
                                       [Print Name and Title]

                                       AFFILIATE

                                       -----------------------------------
                                       [Print Name, and Title (if applicable)]

                                       Address:
                                               ---------------------------

                                       -----------------------------------

                                       Shares of Company Common Stock
                                           Beneficially Owned:
                                                              ------------



                                       3.

                                   EXHIBIT D

                               AFFILIATE AGREEMENT


     This Affiliate Agreement (this "Agreement") is entered into as of July 31, 1997, by and between INTERACTIVE GROUP, INC., a Delaware corporation (the "Company"), and the undersigned affiliate ("Affiliate") of DATAWORKS CORPORATION, a California corporation ("Parent").

                                    RECITALS

1. Pursuant to that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of July 31, 1997, by and among Parent, DATAWORKS ACQUISITION SUB, INC., a Delaware corporation ("Merger Sub"), and the Company, Merger Sub will merge with and into the Company (the "Merger").

2. Affiliate understands that he, she or it may be deemed (but does not hereby admit to be) an "affiliate" of Parent as such term is defined in the Securities and Exchange Commission Accounting Series Release Nos. 130 and 135 (the "Pooling Rules"), as amended, and as such Affiliate may only transfer, sell or dispose of shares of Parent Common Stock (as defined in the Merger Agreement) in accordance with this Agreement and the Pooling Rules.

3. Affiliate understands that the representations, warranties and covenants set forth herein will be relied upon by Parent, Merger Sub and the Company, and their respective counsel and accounting firms.

                                    AGREEMENT

     NOW, THEREFORE, the parties hereby agree as follows:

1. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

2. Affiliate represents, warrants, understands and agrees that Affiliate has full power and capacity to execute and deliver this Agreement and to make the representations, warranties and agreements herein and to perform Affiliate's obligations hereunder.

3. Affiliate has carefully read this Agreement and has discussed with counsel, to the extent Affiliate felt necessary, the requirements, limitations and restrictions on his ability to sell, transfer or otherwise dispose of his shares of Parent Common Stock and fully understands the requirements, limitations and restrictions this Agreement places upon Affiliate's ability to transfer, sell or otherwise dispose of such shares.



                                       1.

4. Except as permitted by the de minimis exceptions to the Pooling Rules (and only then with the prior written consent of the Company, which shall not be unreasonably withheld), Affiliate will not, publicly or privately, sell, transfer or otherwise dispose of, or reduce Affiliate's interest in or risk relating to, any shares of Parent Common Stock held by Affiliate until such time as the financial results covering at least 30 days of post-Closing combined operations of the Company and Parent have been published by Parent (within the meaning of the Pooling Rules).

5. Affiliate further represents that he is the beneficial owner of the Parent Common Stock set forth below, or, if not set forth below, that he is not the beneficial owner of any Parent Common Stock.

6. Each party hereto acknowledges that (i) it will be impossible to measure in money the damage to the Company if Affiliate fails to comply with any of the obligations imposed by this Agreement, (ii) every such obligation is material and (iii) in the event of any such failure, the Company will not have an adequate remedy at law or damages and, accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is an appropriate remedy for any such failure.

7. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of California.

8. This Agreement shall be binding upon, enforceable by and inure to the benefit of the parties named herein and their respective successors; this Agreement may not be assigned by any party without the prior written consent of the Company. Any attempted assignment not in compliance with this paragraph shall be void and have no effect.

9. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.



                                       2.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                       INTERACTIVE GROUP, INC.
                                       By:
                                          --------------------------------

                                       -----------------------------------
                                       [Print Name and Title]

                                       AFFILIATE

                                       ------------------------------------
                                       stockholder
                                       [Print Name, and Title (if applicable)]

                                       address

                                       Shares of Parent Common Stock
                                       Beneficially Owned:

                                       -----------------------------------



                                       3.

                                   EXHIBIT I


                              DATAWORKS CORPORATION
                      5910 PACIFIC CENTER BLVD., SUITE 300
                           SAN DIEGO, CALIFORNIA 92121

____________, 1997


Mr. Robert C. Vernon
3230 Rutledge Drive
Las Vegas, NV  89120

Re:      Employment Terms

Dear Mr. Vernon:

         DataWorks Corporation (the "Company") is pleased to offer you the position of President, International Operations, on the terms set forth below, effective immediately following the closing of the strategic merger between the Company and Interactive Group, Inc. As such, you will head DataWorks' international ERP market and will represent all DataWorks products, including the JIT and INFOFLO product lines. During your employment with the Company, you, and your principal offices, will be based in the Las Vegas area; and you will report directly to me.

         Your base compensation will be $250,000 per annum. Upon countersigning this letter accepting this offer of employment (provided the closing of the merger between the Company and Interactive has occurred), you will be entitled to receive from the Company a "retention bonus" of $300,000, payable quarterly over two years on the first day of each calendar quarter hereafter, to be paid in installments of $37,500 (with the first payment of $37,500 to be paid on October 1, 1997). Your compensation hereunder will be subject to payroll deductions and all required withholdings, and you will be entitled to additional compensation, including stock options, as may be agreed upon by you and the Company. In any event, you will be eligible to participate in and benefit from the employee benefit plans and benefit arrangements of the Company, including its bonus and stock award programs, to the same extent the Company's other executive officers are so eligible. You will be evaluated for any award under the Company's bonus plan as then in effect at the Chief Executive Officer level.

         Immediately following the effectiveness of your employment with the Company as provided above, you will be granted an option to purchase 40,000 shares of Common Stock of the Company pursuant to the Company's 1995 Equity Incentive Plan, at an exercise price equal to 110% of the fair market value of the Common Stock on the date of such effectiveness and vesting in accordance with the Company's standard policies so long as you continue to be employed with the Company. Such option shall be an incentive stock option to the extent compliant with applicable law, and a nonstatutory stock option to the extent necessary to ensure such compliance.

Further, the grant of such option shall not preclude you from receiving other option grants as described in the preceding paragraph.

         You will be paid on the Company's normal paydays. As an exempt salaried employee, you will be expected to work the hours required by the nature of your work assignments. The Company or may modify your position, duties, compensation and benefits from time to time as it deems necessary; provided, however that an adverse and substantial reduction in the nature or status of your responsibilities or in your base compensation, other than for Cause (as defined below), or a change in your work location without your consent, shall be deemed a constructive termination without Cause for purposes of this Agreement.

         As a Company employee, you will be expected to abide by Company rules and regulations, and (if requested by the Company) sign and comply with a confidentiality agreement or a proprietary information and inventions agreement, which, among other things, prohibits unauthorized use or disclosure of Company proprietary information.

         Your employment relationship with the Company is at-will. Subject only to the obligation to pay you the severance benefits described in next paragraph and the retention bonus payments described above in the event the Company terminates your employment without Cause, in order to protect our mutual employment rights, either you or the Company may terminate your employment relationship at any time and for any reason whatsoever, with or without Cause or advance notice. This at-will employment relationship cannot be changed except in a writing signed by a duly authorized officer of the Company.

         In the event the Company terminates your employment without Cause, in addition to receiving continued payment of your retention bonus until it is fully paid, you shall receive as severance an aggregate amount equal to your then annual base salary, which amount shall be paid in equal monthly installments over the 12-month period following the date of termination. "Cause" for termination shall mean (a) willful breach or habitual neglect of your duties and failure to remedy your performance within 30 days after written notice to you, or (b) misconduct, including but not limited to: (i) conviction of any felony or of any crime involving moral turpitude or dishonesty; (ii) participation in any fraud against the Company; (iii) breach of your Proprietary Information and Inventions Agreement; or (iv) conduct by you which in the good faith and reasonable determination of the Board of Directors of the Company demonstrates your gross unfitness to serve.

Mr. Robert C. Vernon
_________, 1997
Page Two


         The employment terms in this letter supersede any other agreements or promises made to you by anyone, whether oral or written, including any employment agreement or arrangement between you and the Company in existence prior to the date hereof.

                                   Sincerely,

                                   DATAWORKS CORPORATION



                                   -----------------------------------
                                   [Name and Title]

Accepted by:



-----------------------------
Robert C. Vernon


-----------------------------
Date

                              DATAWORKS CORPORATION
                      5910 PACIFIC CENTER BLVD., SUITE 300
                           SAN DIEGO, CALIFORNIA 92121


____________, 1997


Mr. Mark Hellinger
[address]

Re:      Employment Terms

Dear Mr. Hellinger:

         DataWorks Corporation (the "Company") is pleased to offer you the position of President, Mid-Tier Division, on the terms set forth below, effective immediately following the closing of the strategic merger between the Company and Interactive Group, Inc. As such, you will head DataWorks U.S. Mid-Tier ERP market. You will report directly to me.

         Your base compensation will be $200,000 per annum. Upon countersigning this letter accepting this offer of employment (provided the closing of the merger between the Company and Interactive has occurred), you will be entitled to receive from the Company a "retention bonus" of $300,000, payable quarterly over two years on the first day of each calendar quarter hereafter to be paid in installments of $37,500 (with the first payment of $37,500 to be paid on October 1, 1997). Your compensation hereunder will be subject to payroll deductions and all required withholdings, and you will be entitled to additional compensation, including stock options, as may be agreed upon by you and the Company. In any event, you will be eligible to participate in and benefit from the employee benefit plans and benefit arrangements of the Company, including its bonus and stock award programs, to the same extent the Company's other executive officers are so eligible. You will be evaluated for any award under the Company's bonus plan as then in effect at the Executive Vice President level.

         Immediately following the effectiveness of your employment with the Company as provided above, you will be granted an option to purchase 25,000 shares of Common Stock of the Company pursuant to the Company's 1995 Equity Incentive Plan, at an exercise price equal to 110% of the fair market value of the Common Stock on the date of such effectiveness and vesting in accordance with the Company's standard policies so long as you continue to be employed with the Company. Such option shall be an incentive stock option to the extent compliant with applicable law, and a nonstatutory stock option to the extent necessary to ensure such compliance. Further, the grant of such option shall not preclude you from receiving other option grants as described in the preceding paragraph.

         You will be paid on the Company's normal paydays. As an exempt salaried employee, you will be expected to work the hours required by the nature of your work assignments. The

Mr. Mark Hellinger
_________, 1997
Page 2


Company or may modify your position, duties, work location, compensation and benefits from time to time as it deems necessary; provided, however that an adverse and substantial reduction in the nature or status of your responsibilities or in your base compensation, other than for Cause (as defined below), shall be deemed a constructive termination without Cause for purposes of this Agreement.

         As a Company employee, you will be expected to abide by Company rules and regulations, and (if requested by the Company) sign and comply with a confidentiality agreement or a proprietary information and inventions agreement, which, among other things, prohibits unauthorized use or disclosure of Company proprietary information.

         Your employment relationship with the Company is at-will. Subject only to the obligation to pay you the severance benefits described in next paragraph and the retention bonus payment described above in the event the Company terminates your employment without Cause, in order to protect our mutual employment rights, either you or the Company may terminate your employment relationship at any time and for any reason whatsoever, with or without Cause or advance notice. This at-will employment relationship cannot be changed except in a writing signed by a duly authorized officer of the Company.

         In the event the Company terminates your employment without Cause, in addition to receiving continued payment of your retention bonus until it is fully paid, you shall receive as severance an aggregate amount equal to your then annual base salary, which amount shall be paid in equal monthly installments over the 12-month period following the date of termination. "Cause" for termination shall mean (a) willful breach or habitual neglect of your duties and failure to remedy your performance within 30 days after written notice to you, or (b) misconduct, including but not limited to: (i) conviction of any felony or of any crime involving moral turpitude or dishonesty; (ii) participation in any fraud against the Company; (iii) breach of your Proprietary Information and Inventions Agreement; or (iv) conduct by you which in the good faith and reasonable determination of the Board of Directors of the Company demonstrates your gross unfitness to serve.

         The employment terms in this letter supersede any other agreements or promises made to you by anyone, whether oral or written, including any employment agreement or arrangement between you and the Company in existence prior to the date hereof.

                                   Sincerely,

                                   DATAWORKS CORPORATION



                                   -----------------------------------
                                   [Name and Title]

Accepted by:



-----------------------------
Mark Hellinger



-----------------------------
Date

                              DATAWORKS CORPORATION
                      5910 PACIFIC CENTER BLVD., SUITE 300
                           SAN DIEGO, CALIFORNIA 92121


____________, 1997


Mr. Bruce H. Leith
[address]

Re:      Employment Terms

Dear Mr. Leith:

         DataWorks Corporation (the "Company") is pleased to offer you the position of ___________________________, on the terms set forth below, effective as of the closing of the strategic merger between the Company and Interactive Group, Inc.

         Your compensation will be $________ per annum, less payroll deductions and all required withholdings, and you will be entitled to additional compensation, including stock options, as may be agreed upon by you and the Company. You will also be eligible to participate in the Company's standard health and employee benefit plans. You will be paid on the Company's normal paydays. As an exempt salaried employee, you will be expected to work the hours required by the nature of your work assignments. The Company or may modify your position, duties, work location, compensation and benefits from time to time as it deems necessary.

         As a Company employee, you will be expected to abide by Company rules and regulations, and (if requested by the Company) sign and comply with a confidentiality agreement or a proprietary information and inventions agreement, which, among other things, prohibits unauthorized use or disclosure of Company proprietary information.

         Your employment relationship with the Company is at-will. You may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time and for any reason whatsoever, with or without cause or advance notice. This at-will employment relationship cannot be changed except in a writing signed by a duly authorized officer of the Company.

Mr. Bruce H. Leith
_________, 1997
Page Two


         The employment terms in this letter supersede any other agreements or promises made to you by anyone, whether oral or written, including any employment agreement or arrangement between you and the Company in existence prior to the date hereof.

                                   Sincerely,

                                   DATAWORKS CORPORATION



                                   -----------------------------------
                                   [Name and Title]


Accepted by:



-----------------------------
Bruce H. Leith



-----------------------------
Date

                                    EXHIBIT J

                  INDIVIDUALS TO EXECUTE EMPLOYMENT AGREEMENTS
                          AND NONCOMPETITION AGREEMENTS




-      Robert C. Vernon

-      Mark Hellinger

-      Bruce H. Leith

                                    EXHIBIT K

                            NONCOMPETITION AGREEMENT

         This NONCOMPETITION AGREEMENT (the "Agreement") is made as of _____________, 1997, by and among DataWorks Corporation, a California corporation ("Parent"), DataWorks Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), and Robert C. Vernon ("Stockholder").

                                    RECITALS

         Stockholder is a stockholder of Interactive Group, Inc., a Delaware corporation ("Company"). Parent, Merger Sub and Company have entered into an Agreement and Plan of Merger and Reorganization dated as of July 31, 1997 (the "Reorganization Agreement"), providing for the acquisition (the "Acquisition") by Parent of Company pursuant to a merger of Merger Sub and Company (the "Merger"). Stockholder plans to vote in favor of the Merger and receive all the benefits of the Merger; and in connection therewith and in exchange for the additional consideration provided herein, Stockholder has agreed pursuant to and to the extent permitted by Section 16601 of the Business and Professions Code of the State of California not to compete with Company in the manner and to the extent herein set forth. Stockholder is entering into this Agreement as an inducement to Parent and Merger Sub to consummate the Merger, with all of the attendant financial benefits to Stockholder as a stockholder of Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, Merger Sub, Parent and Stockholder agree as follows:

1. ACKNOWLEDGMENTS BY STOCKHOLDER. Stockholder acknowledges that by virtue of his position with Company he has developed considerable expertise in the business operations of Company and has had access to extensive confidential information with respect to Company. Stockholder recognizes that Merger Sub and Parent would be irreparably damaged, and their substantial investment in Company materially impaired, if Stockholder were to enter into an activity competing with Company's business in violation of the terms of this Agreement or if Stockholder were to disclose or make unauthorized use of any confidential information concerning the business of Company. Accordingly, Stockholder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Stockholder in all respects.

2. CONFIDENTIALITY. Stockholder hereby expressly affirms that the confidentiality agreement previously entered into between Company and Stockholder [SPECIFICALLY DESCRIBE] (the "Confidentiality Agreement") is and shall remain in full force and effect and Stockholder specifically agrees that the rights and privileges of Company under the Confidentiality Agreement shall inure to the benefit of Parent and Merger Sub, to the same extent as if they were original parties thereto, as well as to Company. Further, Stockholder hereby expressly agrees that Company's rights under this Agreement are in addition to, but not in substitution of, its rights under the Confidentiality Agreement and the Confidentiality Agreement remains in full force and effect.

3. NONCOMPETITION. Until the later of (a) five (5) years after completion of the Merger or (b) three (3) years after termination of Stockholder's employment with Parent, Stockholder shall not, directly or indirectly, without the prior written consent of Parent, (i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor, licensee or otherwise with, any business or enterprise engaged in any business which is competitive with the business of Company, within each of the geographical units which are listed in Appendix A hereto (the "Territory"), or (ii) engage in any other manner, within the Territory, in any business which is competitive with the business of Company. For the purposes of this Section 3, the "business of Company" shall be defined as set forth in Appendix B hereto (which also includes a list of companies deemed by the parties to be in competition with the business of Company and therefore covered by the terms of this Noncompetition Agreement). Notwithstanding the above, Stockholder shall not be deemed to be engaged directly or indirectly in any business in contravention of subparagraphs (i) or
(ii) above, if (x) Stockholder participates in any such business solely as a passive investor in up to 1% of the equity securities of a company or partnership, the securities of which are publicly traded, or (y) Stockholder is employed by a business or enterprise that is engaged primarily in a business other than the business of Company and Stockholder does not apply his expertise at such business or enterprise to that part of such business or enterprise that is or could be competitive with the business of Company.

4. NON-INTERFERENCE. Stockholder further agrees that until the later of (a) five
(5) years following completion of the Merger or (b) three (3) years following termination of Stockholder's employment with Parent, he will not, without the prior written consent of Parent, (i) interfere with the business of Company, Parent or Merger Sub, by soliciting, attempting to solicit, inducing, or otherwise causing any employee or consultant of Company, Parent or Merger Sub to terminate his or her employment as such in order to become an employee, consultant or independent contractor to or for any competitor of Company, Parent or Merger Sub or to or for any company with which Stockholder is associated in any way; or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractor of Company to terminate their relationships with, or to take any action that would be disadvantageous to the business of, Company.

5. NONCOMPETITION PAYMENT. In consideration of Stockholder's obligations described herein, concurrent with the Effective Time (as defined in the Reorganization Agreement) of the Merger, the Company shall pay to Stockholder the amount of $1,150,000.

6. INDEPENDENCE OF OBLIGATIONS. The covenants of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and Merger Sub, Company or Parent or any of their subsidiaries, on the other, and the existence of any claim or cause of action by Stockholder against Merger Sub, Company or Parent or any of their subsidiaries shall not constitute a defense to the enforcement of such covenants against Stockholder.

7. EQUITABLE RELIEF. Stockholder expressly acknowledges that damages alone will not be an adequate remedy for any breach by Stockholder of the covenants set forth in Sections 2, 3, and 4 hereof and that the other parties hereto, in addition to any other remedies which they may have, shall be entitled, as a matter of right, to injunctive relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Stockholder of any of said covenants.

8. SEVERABILITY, ETC.

         (a) If any provision of this Agreement shall be held by a court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, activity and/or subject as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         (b) The parties intend that the covenant contained in Section 3 above shall be construed as a series of separate covenants, one for each geographical unit specified. Except for geographical coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 3 above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

9. NOTICES. All notices or other communications hereunder shall be in writing and deemed given if and when delivered to a party in person, or if and when mailed by registered or certified mail, return receipt requested, to the parties at the addresses set forth below or such other addresses as shall be specified by notice to the other party hereunder:

         To Parent or
         Merger Sub at:

                                    DataWorks Corporation
                                    5910 Pacific Center Boulevard
                                    San Diego, CA 92121
                                    Attn:  President



         To Stockholder at:
                                    -----------------------
                                    -----------------------
                                    -----------------------
                                    -----------------------

10. WAIVER OF BREACH. The failure or delay by Parent or Merger Sub in enforcing any provision of this Agreement shall not operate as a waiver thereof, and the waiver by Parent or Merger Sub or a breach of any provision of this Agreement by Stockholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

11. ASSIGNMENT. This Agreement shall be assignable by Parent or Merger Sub only to any person, firm or corporation which may become a successor in interest by purchase, merger or otherwise to Parent, Merger Sub or Company or the business operated by Parent, Merger Sub or Company. This Agreement is not assignable by Stockholder.

12. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Confidentiality Agreement represent the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith (other than the Confidentiality Agreement). They may not be altered or amended except by an agreement in writing signed by the parties to be bound.

13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Parent and its permitted successors and assigns and Stockholder and Stockholder's heirs and legal representatives.

14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as applied to contracts entered into between California residents and to be performed entirely within California.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                          STOCKHOLDER


                                          --------------------------------------


                                          DATAWORKS CORPORATION

                                          By:___________________________________



                                          DATAWORKS ACQUISITION SUB, INC.

                                          By:___________________________________

                                   APPENDIX A

                                    TERRITORY

         (1) All counties of California, (2) all other states and territories of the United States of America and provinces and territories of Canada, and (3) any other foreign country or territory in which the business of Company is carried on, or in which Company intends to carry on business.

                                       6.

                                   APPENDIX B

                                    BUSINESS



         Enterprise Resource Planning (ERP)-related software applications for the manufacturing and industrial product marketplaces.

                                       7.

                            NONCOMPETITION AGREEMENT

         This NONCOMPETITION AGREEMENT (the "Agreement") is made as of _____________, 1997, by and among DataWorks Corporation, a California corporation ("Parent"), DataWorks Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), and Mark Hellinger ("Stockholder").

                                    RECITALS

         Stockholder is a stockholder of Interactive Group, Inc., a Delaware corporation ("Company"). Parent, Merger Sub and Company have entered into an Agreement and Plan of Merger and Reorganization dated as of July 31, 1997 (the "Reorganization Agreement"), providing for the acquisition (the "Acquisition") by Parent of Company pursuant to a merger of Merger Sub and Company (the "Merger"). Stockholder plans to vote in favor of the Merger and receive all the benefits of the Merger; and in connection therewith and in exchange for the additional consideration provided herein, Stockholder has agreed pursuant to and to the extent permitted by Section 16601 of the Business and Professions Code of the State of California not to compete with Company in the manner and to the extent herein set forth. Stockholder is entering into this Agreement as an inducement to Parent and Merger Sub to consummate the Merger, with all of the attendant financial benefits to Stockholder as a stockholder of Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, Merger Sub, Parent and Stockholder agree as follows:

1. ACKNOWLEDGMENTS BY STOCKHOLDER. Stockholder acknowledges that by virtue of his position with Company he has developed considerable expertise in the business operations of Company and has had access to extensive confidential information with respect to Company. Stockholder recognizes that Merger Sub and Parent would be irreparably damaged, and their substantial investment in Company materially impaired, if Stockholder were to enter into an activity competing with Company's business in violation of the terms of this Agreement or if Stockholder were to disclose or make unauthorized use of any confidential information concerning the business of Company. Accordingly, Stockholder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Stockholder in all respects.

2. CONFIDENTIALITY. Stockholder hereby expressly affirms that the confidentiality agreement previously entered into between Company and Stockholder [SPECIFICALLY

DESCRIBE] (the "Confidentiality Agreement") is and shall remain in full force and effect and Stockholder specifically agrees that the rights and privileges of Company under the Confidentiality Agreement shall inure to the benefit of Parent and Merger Sub, to the same extent as if they were original parties thereto, as well as to Company. Further, Stockholder hereby expressly agrees that Company's rights under this Agreement are in addition to, but not in substitution of, its rights under the Confidentiality Agreement and the Confidentiality Agreement remains in full force and effect.

3. NONCOMPETITION. Until the later of (a) three (3) years after completion of the Merger or (b) two (2) years after termination of Stockholder's employment with Parent, Stockholder shall not, directly or indirectly, without the prior written consent of Parent, (i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor, licensee or otherwise with, any business or enterprise engaged in any business which is competitive with the business of Company, within each of the geographical units which are listed in Appendix A hereto (the "Territory"), or (ii) engage in any other manner, within the Territory, in any business which is competitive with the business of Company. For the purposes of this Section 3, the "business of Company" shall be defined as set forth in Appendix B hereto (which also includes a list of companies deemed by the parties to be in competition with the business of Company and therefore covered by the terms of this Noncompetition Agreement). Notwithstanding the above, Stockholder shall not be deemed to be engaged directly or indirectly in any business in contravention of subparagraphs (i) or
(ii) above, if (x) Stockholder participates in any such business solely as a passive investor in up to 1% of the equity securities of a company or partnership, the securities of which are publicly traded, or (y) Stockholder is employed by a business or enterprise that is engaged primarily in a business other than the business of Company and Stockholder does not apply his expertise at such business or enterprise to that part of such business or enterprise that is or could be competitive with the business of Company.

4. NON-INTERFERENCE. Stockholder further agrees that until the later of (a) three (3) years following completion of the Merger or (b) two (2) years following termination of Stockholder's employment with Parent, he will not, without the prior written consent of Parent, (i) interfere with the business of Company, Parent or Merger Sub, by soliciting, attempting to solicit, inducing, or otherwise causing any employee or consultant of Company, Parent or Merger Sub to terminate his or her employment as such in order to become an employee, consultant or independent contractor to or for any competitor of Company, Parent or Merger Sub or to or for any company with which Stockholder is associated in any way; or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractor of Company to terminate their relationships with, or to take any action that would be disadvantageous to the business of, Company.

5. NONCOMPETITION PAYMENT. In consideration of Stockholder's obligations described herein, concurrent with the Effective Time (as defined in the Reorganization Agreement) of the Merger, the Company shall pay to Stockholder the amount of $525,000.

6. INDEPENDENCE OF OBLIGATIONS. The covenants of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and Merger Sub, Company or Parent or any of their subsidiaries, on the other, and the existence of any claim or cause of action by Stockholder against Merger Sub, Company or Parent or any of their subsidiaries shall not constitute a defense to the enforcement of such covenants against Stockholder.

7. EQUITABLE RELIEF. Stockholder expressly acknowledges that damages alone will not be an adequate remedy for any breach by Stockholder of the covenants set forth in Sections 2, 3, and 4 hereof and that the other parties hereto, in addition to any other remedies which they may have, shall be entitled, as a matter of right, to injunctive relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Stockholder of any of said covenants.

8. SEVERABILITY, ETC.

         (a) If any provision of this Agreement shall be held by a court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, activity and/or subject as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         (b) The parties intend that the covenant contained in Section 3 above shall be construed as a series of separate covenants, one for each geographical unit specified. Except for geographical coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 3 above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

9. NOTICES. All notices or other communications hereunder shall be in writing and deemed given if and when delivered to a party in person, or if and when mailed by registered or certified mail, return receipt requested, to the parties at the addresses set forth below or such other addresses as shall be specified by notice to the other party hereunder:

         To Parent or
         Merger Sub at:

                                    DataWorks Corporation
                                    5910 Pacific Center Boulevard
                                    San Diego, CA 92121
                                    Attn:  President


         To Stockholder at:

                                    ---------------------------
                                    ---------------------------
                                    ---------------------------


10. WAIVER OF BREACH. The failure or delay by Parent or Merger Sub in enforcing any provision of this Agreement shall not operate as a waiver thereof, and the waiver by Parent or Merger Sub or a breach of any provision of this Agreement by Stockholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

11. ASSIGNMENT. This Agreement shall be assignable by Parent or Merger Sub only to any person, firm or corporation which may become a successor in interest by purchase, merger or otherwise to Parent, Merger Sub or Company or the business operated by Parent, Merger Sub or Company. This Agreement is not assignable by Stockholder.

12. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Confidentiality Agreement represent the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith (other than the Confidentiality Agreement). They may not be altered or amended except by an agreement in writing signed by the parties to be bound.

13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Parent and its permitted successors and assigns and Stockholder and Stockholder's heirs and legal representatives.

14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as applied to contracts entered into between California residents and to be performed entirely within California.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        STOCKHOLDER


                                        ----------------------------------------


                                        DATAWORKS CORPORATION

                                        By:_____________________________________



                                        DATAWORKS ACQUISITION SUB, INC.

                                        By:_____________________________________

                                   APPENDIX A

                                    TERRITORY

         (1) All counties of California, (2) all other states and territories of the United States of America and provinces and territories of Canada, and (3) any other foreign country or territory in which the business of Company is carried on, or in which Company intends to carry on business.

                                       6.

                                   APPENDIX B

                                    BUSINESS



         Enterprise Resource Planning (ERP)-related software applications for the manufacturing and industrial product marketplaces.

                                       7.

                            NONCOMPETITION AGREEMENT

         This NONCOMPETITION AGREEMENT (the "Agreement") is made as of _____________, 1997, by and among DataWorks Corporation, a California corporation ("Parent"), DataWorks Acquisition Sub, Inc., a Delaware corporation ("Merger Sub"), and Bruce H. Leith ("Stockholder").

                                    RECITALS

         Stockholder is a stockholder of Interactive Group, Inc., a Delaware corporation ("Company"). Parent, Merger Sub and Company have entered into an Agreement and Plan of Merger and Reorganization dated as of July 31, 1997 (the "Reorganization Agreement"), providing for the acquisition (the "Acquisition") by Parent of Company pursuant to a merger of Merger Sub and Company (the "Merger"). Stockholder plans to vote in favor of the Merger and receive all the benefits of the Merger; and in connection therewith and in exchange for the additional consideration provided herein, Stockholder has agreed pursuant to and to the extent permitted by Section 16601 of the Business and Professions Code of the State of California not to compete with Company in the manner and to the extent herein set forth. Stockholder is entering into this Agreement as an inducement to Parent and Merger Sub to consummate the Merger, with all of the attendant financial benefits to Stockholder as a stockholder of Company.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, Merger Sub, Parent and Stockholder agree as follows:

1. ACKNOWLEDGMENTS BY STOCKHOLDER. Stockholder acknowledges that by virtue of his position with Company he has developed considerable expertise in the business operations of Company and has had access to extensive confidential information with respect to Company. Stockholder recognizes that Merger Sub and Parent would be irreparably damaged, and their substantial investment in Company materially impaired, if Stockholder were to enter into an activity competing with Company's business in violation of the terms of this Agreement or if Stockholder were to disclose or make unauthorized use of any confidential information concerning the business of Company. Accordingly, Stockholder expressly acknowledges that he is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Stockholder in all respects.

2. CONFIDENTIALITY. Stockholder hereby expressly affirms that the confidentiality agreement previously entered into between Company and Stockholder [SPECIFICALLY

DESCRIBE] (the "Confidentiality Agreement") is and shall remain in full force and effect and Stockholder specifically agrees that the rights and privileges of Company under the Confidentiality Agreement shall inure to the benefit of Parent and Merger Sub, to the same extent as if they were original parties thereto, as well as to Company. Further, Stockholder hereby expressly agrees that Company's rights under this Agreement are in addition to, but not in substitution of, its rights under the Confidentiality Agreement and the Confidentiality Agreement remains in full force and effect.

3. NONCOMPETITION. Until the later of (a) three (3) years after completion of the Merger or (b) two (2) years after termination of Stockholder's employment with Parent, Stockholder shall not, directly or indirectly, without the prior written consent of Parent, (i) own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant, licensor, licensee or otherwise with, any business or enterprise engaged in any business which is competitive with the business of Company, within each of the geographical units which are listed in Appendix A hereto (the "Territory"), or (ii) engage in any other manner, within the Territory, in any business which is competitive with the business of Company. For the purposes of this Section 3, the "business of Company" shall be defined as set forth in Appendix B hereto (which also includes a list of companies deemed by the parties to be in competition with the business of Company and therefore covered by the terms of this Noncompetition Agreement). Notwithstanding the above, Stockholder shall not be deemed to be engaged directly or indirectly in any business in contravention of subparagraphs (i) or
(ii) above, if (x) Stockholder participates in any such business solely as a passive investor in up to 1% of the equity securities of a company or partnership, the securities of which are publicly traded, or (y) Stockholder is employed by a business or enterprise that is engaged primarily in a business other than the business of Company and Stockholder does not apply his expertise at such business or enterprise to that part of such business or enterprise that is or could be competitive with the business of Company.

4. NON-INTERFERENCE. Stockholder further agrees that until the later of (a) three (3) years following completion of the Merger or (b) two (2) years following termination of Stockholder's employment with Parent, he will not, without the prior written consent of Parent, (i) interfere with the business of Company, Parent or Merger Sub, by soliciting, attempting to solicit, inducing, or otherwise causing any employee or consultant of Company, Parent or Merger Sub to terminate his or her employment as such in order to become an employee, consultant or independent contractor to or for any competitor of Company, Parent or Merger Sub or to or for any company with which Stockholder is associated in any way; or (ii) induce or attempt to induce any customers, suppliers, distributors, resellers, or independent contractor of Company to terminate their relationships with, or to take any action that would be disadvantageous to the business of, Company.

5. NONCOMPETITION PAYMENT. In consideration of Stockholder's obligations described herein, concurrent with the Effective Time (as defined in the Reorganization Agreement) of the Merger, the Company shall pay to Stockholder the amount of $225,000.

6. INDEPENDENCE OF OBLIGATIONS. The covenants of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and Merger Sub, Company or Parent or any of their subsidiaries, on the other, and the existence of any claim or cause of action by Stockholder against Merger Sub, Company or Parent or any of their subsidiaries shall not constitute a defense to the enforcement of such covenants against Stockholder.

7. EQUITABLE RELIEF. Stockholder expressly acknowledges that damages alone will not be an adequate remedy for any breach by Stockholder of the covenants set forth in Sections 2, 3, and 4 hereof and that the other parties hereto, in addition to any other remedies which they may have, shall be entitled, as a matter of right, to injunctive relief, including specific performance, in any court of competent jurisdiction with respect to any actual or threatened breach by Stockholder of any of said covenants.

8. SEVERABILITY, ETC.

         (a) If any provision of this Agreement shall be held by a court of competent jurisdiction to be excessively broad as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, activity and/or subject as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         (b) The parties intend that the covenant contained in Section 3 above shall be construed as a series of separate covenants, one for each geographical unit specified. Except for geographical coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 3 above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in this Agreement, then the unenforceable covenant shall be deemed eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

9. NOTICES. All notices or other communications hereunder shall be in writing and deemed given if and when delivered to a party in person, or if and when mailed by registered or certified mail, return receipt requested, to the parties at the addresses set forth below or such other addresses as shall be specified by notice to the other party hereunder:

         To Parent or
         Merger Sub at:

                                    DataWorks Corporation
                                    5910 Pacific Center Boulevard
                                    San Diego, CA 92121
                                    Attn:  President


         To Stockholder at:

                                    ---------------------------
                                    ---------------------------
                                    ---------------------------


10. WAIVER OF BREACH. The failure or delay by Parent or Merger Sub in enforcing any provision of this Agreement shall not operate as a waiver thereof, and the waiver by Parent or Merger Sub or a breach of any provision of this Agreement by Stockholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

11. ASSIGNMENT. This Agreement shall be assignable by Parent or Merger Sub only to any person, firm or corporation which may become a successor in interest by purchase, merger or otherwise to Parent, Merger Sub or Company or the business operated by Parent, Merger Sub or Company. This Agreement is not assignable by Stockholder.

12. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Confidentiality Agreement represent the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection therewith (other than the Confidentiality Agreement). They may not be altered or amended except by an agreement in writing signed by the parties to be bound.

13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Parent and its permitted successors and assigns and Stockholder and Stockholder's heirs and legal representatives.

14. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California as applied to contracts entered into between California residents and to be performed entirely within California.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        STOCKHOLDER


                                        ----------------------------------------


                                        DATAWORKS CORPORATION

                                        By:_____________________________________



                                        DATAWORKS ACQUISITION SUB, INC.

                                        By:_____________________________________

                                   APPENDIX A

                                    TERRITORY

         (1) All counties of California, (2) all other states and territories of the United States of America and provinces and territories of Canada, and (3) any other foreign country or territory in which the business of Company is carried on, or in which Company intends to carry on business.

                                       6.

                                   APPENDIX B

                                    BUSINESS


         Enterprise Resource Planning (ERP)-related software applications for the manufacturing and industrial product marketplaces.

                                       7.